EXHIBIT 10.2


                     Grandview Capital, Inc.
                        8201 Peters Road
                           Suite 1000
                      Plantation, Fl 33324


November 16, 2007

Allen Huie, President
6-8 Harbour Road
Rm 286, 2/F, Shui On Centre
Wanchai, Hong Kong


Dear Allen:

   This letter is for the purpose of the engagement of Grandview Capital, Inc. (GCI) as a financial consultant to China Renewable Energy Holdings, Inc. (the "Company") regarding various matters arising in connection with the Company's business in order for the Company to meet its goals and objectives of maximizing shareholder value. This letter is intended to serve as our engagement agreement (the "Agreement") to provide such services.

     1.	Services.   The  following  are the financial  consulting  and
        --------
        investment banking services GCI will provide:

        * Assist in the ongoing review and adjustment of the Company's strategic plan for the growth of the Company's business and for raising capital.
        * Assist in developing a capital structure plan for stages of capital infusion with valuations for each stage.
        * Facilitate and Manage projects in the company's behalf with professionals:
           -  Accountants - Auditors
           -  Attorneys - Corporate and Securities
           -  Market Makers - Broker Dealers
           -  Projects outsourced to Professionals
        * Assist in preparing updated business plan, evaluating industry, competition, and markets.
        * Assist in developing and implementing a viable exit strategy for the shareholders as a publicly traded company with an initial listing on the OTCBB to be followed by seeking a listing on the American Stock Exchange.
        * Assist in identifying, negotiating, and finalizing strategic relationships.
        * Assist in merger and acquisition transactions (identify candidates, negotiate terms and assist in closing).
        * Provide such other services as may be reasonably determined by both parties and documented in writing.

   GCI will provide its best efforts in furnishing the above services and will, in its sole discretion, determine the amount of its time to be devoted to undertaking those services. Services relative to securing or undertaking financing, strategic relationships and merger and acquisition transactions, including the identification of suitable partners and candidates, will be subject to separate agreements and financial arrangements.

   In performing its services herein, GCI will be entitled to rely without investigation upon all information that is provided by the Company, and the Company hereby represents that such information will be complete and accurate in all material respects. GCI does not represent or guarantee that the Company will be successful in raising any capital or completing any merger or acquisition transactions.

Mr. Allen Huie
November 16, 2007
Page 2 of 5


   GCI   may,   during  or  subsequent  to  the   term   of  this
Agreement, perform services for any other person or firm without the Company's prior approval.

     2.	Related  Party  Disclosure.  Peter Goldstein  has  served
        --------------------------
as the Company's Chief Executive Officer, sole officer and sole director from incorporation of the Company on December 17, 1999 through November 8, 2007 and currently owns 500,000 shares of Common Stock of the Company. He is the Chairman of Grandview Capital, Inc., a wholly owned subsidiary of Grandview Capital Partners, Inc.

     3.	Term  of Agreement.  The term of this Agreement  and  the
        ------------------
commencement of the services of GCI shall commence upon the acceptance of this Agreement as evidenced below (the "Effective
Date") and shall terminate twelve (12) months thereafter.

     4.	Advisory Consulting Fees.  The Company shall pay  to  GCI
        ------------------------
a monthly consulting fee of $5,000 per month for a period of twelve (12) months with the following schedule of payments:

        * Fees are due at the beginning of each month and will be invoiced accordingly.
        * Fees will be deferred until such time as the Company raises at least $500,000 in the form of a private placement or within sixty (60) days of the effective date, whichever comes first.
        *  The monthly fee shall accrue from the effective date until such time when the Company begins to make said payments.
        *  Any termination of this Agreement by the Company prior to its termination date will accelerate the payment of the
           consulting fee provided herein whether accrued or to be paid over the balance of the term hereof and whether or not the private placement referred to above is completed.
        *  Payment shall be made to:

            Southwest Securities - Domestic Wire Instructions
            -------------------------------------------------

            JPMorgan Chase Bank, N.A.
            Houston, TX 77002
            ABA # 021000021
            Southwest Securities, Inc.
            Account # 08805076955
            For further credit to: Grandview Capital, Inc.
            ACCOUNT # 306 753 836

            International Wire Instructions to Southwest Securities
            -------------------------------------------------------

            Use the same above instructions and add the SWIFT
            Address: CHASUS33TEX

     5. Limitation  on  Services.  As a financial consultant   to
        ------------------------
the Company, GCI will assist the Company as described above but will not act as its agent. Accordingly, while GCI may identify prospective financing sources and target companies and provide information relating to the transaction to such persons at the Company's request, all business decisions relating to acceptance or rejection of offers, bids or other matters and the negotiation of such terms shall be solely the Company's responsibility. The Company is also responsible for taking steps to ensure that the transaction is conducted in compliance with all applicable federal and state securities laws (consulting with counsel, if appropriate). In the absence of gross negligence or willful misconduct on the part of GCI, GCI shall not be liable to the Company or to any affiliate, employee, shareholder or creditor of the Company for any act or omission in the course of or in connection with the provision of advice or assistance hereunder.

     6. Reimbursement   of   Expenses.    The  Company  agrees to
        -----------------------------
reimburse GCI all expenses that are incurred on behalf of the Company, which shall be comprised of reasonable out-of-pocket

Mr. Allen Huie
November 16, 2007
Page 3 of 5


expenses incurred in connection with the services described herein. As of the date hereof, these expenses include (i) all reasonable travel expenses for Company approved meetings. Expenses will be billed and paid on a monthly basis, when submitted on the first of each subsequent month. GCI shall not incur any single expense above $500.00 without obtaining the Company's prior written authorization for such charges.

     7. Location   of   Services.   It  is  understood that GCI's
        ------------------------
services will be rendered off-site of the Company.

     8.	Miscellaneous:
        -------------
        A.    Confidentiality.  The  parties agree that they will
              ---------------
cooperate with each other and provide full due diligence, and that all conversations, documentation, or work product will be kept in the utmost confidence. GCI will have the permission to offer, copy, and duplicate any part of the work product of the Company for the limited purpose of its own due diligence examination and for the purpose of introducing the Company to potential financing sources, strategic partners, etc. GCI will obtain the permission of the Company before any confidential information of the Company is delivered to third parties. Any misrepresentation by either party shall constitute a breach of this agreement. Notwithstanding the foregoing, confidential information will not include information: (i) disclosed by GCI pursuant to court order or other legal process; (ii) generally known to and available for use by the public; and (iii) required to be disclosed by GCI to enforce any rights it may have under this agreement.

        B.   Indemnification.   It  is understood that each party
             ---------------
shall be held harmless from any and all legal action resulting from the other's misstatements, omissions, or errors of an kind and shall be indemnified from any and all direct legal expenses and any and all direct costs, excluding salary and any loss of business such party may incur as a result of the other's actions.

        C.     Entire  Agreement.  This Agreement sets forth the
               -----------------
entire understanding of the parties relating to the subject matter hereof and supersedes any prior communications, understandings, and agreements between the parties. This Agreement cannot be modified or changed nor can any of its provisions be waived, except by a writing signed by all parties.

        D.  Governing   Law.    This Agreement shall be  governed
            ---------------
by the laws of the State of Florida. Any controversy shall be settled in the appropriate forum located in Broward County, Florida.

        E.  Attorneys'   Fees.   In  the  event any litigation or
            -----------------
controversy arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation or controversy shall be entitled to recover from the other party or parties all reasonable attorneys' fees, expenses, and suit costs, including those associated with any appellate or post judgment collection proceedings.

        F.  Binding    Effect.     GCI    shall    not assign this
            -----------------
Agreement in whole or in part, nor any of his rights and obligations hereunder without the prior written consent of the Company. This Agreement shall insure to the benefit of, and be binding upon the parties hereto, and their respective heirs, personal representatives, successors and assigns.

     9. Notices.  Any and all  notices or other  communications
        -------
given under this Agreement shall be in writing and shall be deemed to have been duly given on (1) the date of delivery, if delivered in person to the addressee, (ii) the next business day if sent by overnight courier or by overnight U.S. Express Postal Service, or (iii) three days after mailing, if mailed within the continental United States, postage prepared, by certified mail, return receipt requested, to the party entitled to receive same, at his or its address set forth below.

                Company:        6-8 Harbour Road
				Rm 286, 2/F, Shui On Centre
				Wanchai, Hong Kong
                                Attention:  Allen Huie, President

Mr. Allen Huie
November 16, 2007
Page 3 of 5


                GCI:            8201 Peters Road, Suite 1000
                                Plantation, Florida   33324
                                Attention:  Peter Goldstein

	The parties may designate by notice to each other any new address for the purposes of this Agreement as provided in this
Section 9.

	If   the   foregoing   letter  is   in   accordance   with   our
understanding of the terms of our engagement, please sign, date, and return your signature to us via facsimile with an original via mail.

                                Very truly yours,

                                GRANDVIEW CAPITAL, INC.



                                By:
                                   ------------------------
                                   Peter Goldstein,Chairman

cc: Bridget Van Fleet - Bailey

-----------------------------------------------------------
AGREED AND ACCEPTED:

CHINA RENEWABLE ENERGY HOLDINGS, INC.



By:
   ------------------------------
   Allen Huie, President

Date:
     ----------------------------


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